UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 5, 2004

Equity One, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.

 1696 NE Miami Gardens Drive
North Miami Beach, Florida 33179
(Address of Principal Executive Offices) (Zip Code)

(305) 947-1664
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

We are filing with this Current Report on Form 8-K, the historical statements of Revenues and Certain Operating Expenses for Westgate Marketplace and the Boston Properties for the year ended December 31, 2003 and the six months ended June 30, 2004 and pro forma financial information for Equity One, Inc. (the “Company”) for these periods.

During 2004, the Company has acquired the following properties (the “Acquired Properties”):

Pavillion Shopping Center

On February 4, 2004, the Company acquired Pavillion Shopping Center, an approximately 161,000 square foot shopping center located in Naples, Florida from an unrelated third party in an arms length transaction. The property was acquired for cash of approximately $24.2 million. The Company funded the cash from funds on hand and borrowings under our existing credit facility.

Village Center at Southlake

On March 24, 2004, the Company acquired Village Center at Southlake, an approximately 118,000 square foot retail property located in Southland, Texas, from an unrelated third party in an arms length transaction. The property was acquired for cash of approximately $17.5 million. The Company funded the cash from funds on hand and borrowings under our revolving credit facility.

Creekside Plaza

On March 24, 2004, the Company acquired Creekside Plaza, an approximately 101,000 square foot shopping center located in Arlington, Texas, from an unrelated third party in an arms length transaction. The property was acquired for cash of approximately $14.0 million. The Company funded the cash from funds on hand and borrowings under our existing credit facilities.

Sparkleberry Square

On March 31, 2004, the Company acquired Sparkleberry Square, an approximately 339,000 square foot shopping center located in Columbia, South Carolina, from an unrelated third party in an arms length transaction. The property was acquired for approximately $45.2 million, consisting of $30.3 million in cash and the assumption of $14.9 million of  fixed rate mortgages. The cash component of the purchase was funded from funds on hand and borrowings under our existing revolving credit facility. The interest rate on the fixed rate mortgages is 6.17% and 6.75% per annum.

Venice Shopping Center

On March 31, 2004, the Company acquired Venice Shopping Center, an approximately 112,000 square foot shopping center located in Venice, Florida, from an unrelated third party in an arms length transaction. The property was acquired for approximately $6.5 million. The cash component of the purchase was funded from funds on hand and borrowings under our existing revolving credit facility.

Windy Hill Shopping Center

On April 8, 2004, the Company acquired Windy Hill Shopping Center, an approximately 64,000 square foot shopping center located in North Myrtle Beach, South Carolina, from an unrelated third party in an arms length transaction. The property was acquired for cash of approximately $2.9 million. The Company funded the cash from funds on hand and borrowings under our existing credit facility.

Medical & Merchants at San Pablo

On May 27, 2004, the Company acquired Medical & Merchants at San Pablo, an approximately 153,000 square foot shopping center located in Jacksonville, Florida from an unrelated third party in an arms length transaction. The property was acquired for cash of approximately $22.0 million. The Company funded the cash from funds on hand and borrowings under our existing credit facility.

Westgate Marketplace

On June 2, 2004, the Company acquired Westgate Marketplace, an approximately 298,000 square foot shopping center located in Houston, Texas, from an unrelated third party in an arms length transaction. The property was acquired for approximately $47.1 million, consisting of $17.2 million in cash and the assumption of a $29.9 million fixed rate mortgage. The cash component was funded from funds on hand and borrowings under our existing credit facility.  The interest rate on teh fixed rate mortage is 4.88% per annum.

Boston Properties

On October 7, 2004, the Company acquired a portfolio of 6 properties located in and around Boston, Massachusetts (collectively, the “Boston Properties”) aggregating 391,000 square feet from an unrelated third party in an arms length transaction. The properties were acquired for approximately $119.8 million, consisting of $107.7 million in cash and the assumption of a $12.1 million fixed rate mortgage. The cash component was funded from funds on hand and borrowings under our existing revolving credit facility. The interest rate on the fixed rate mortgage is 8.69% per annum.

In evaluating a potential acquisition and determining the appropriate amount of consideration to be paid for a property, we considered a variety of factors, including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and the overall rental rates at the shopping center to market rates. We believe that these properties are well located, have acceptable roadway access, attract high-quality tenants, and are well maintained. The properties will be subject to competition from similar shopping centers within their market area, and the economic performance could be affected by changes in local economic conditions. Separate independent appraisals were not obtained in connection with the acquisitions. The Company, after investigation of the properties, is not aware of any material factors, that would cause the financial information reported, where available, to not be necessarily indicative of future operating results.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired:

(3)    Financial Statements specified by Rule 3-14 of Regulation S-X

(b)	Pro Forma financial information

Exhibit Name

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Independent Registered Public Accounting Firm

99.1	Statement of Revenues and Certain Operating Expenses of Westgate Marketplace.

99.2	Statement of Revenues and Certain Operating Expenses of the Boston Properties.

99.3	Unaudited Consolidated Pro Forma Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2004	EQUITY ONE, INC.
By: /s/ Howard Sipzner
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Document

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Independent Registered Public Accounting Firm

99.1	Statement of Revenues and Certain Operating Expenses of Westgate Marketplace

99.2	Statement of Revenues and Certain Operating Expenses of the Boston Properties

99.3	Unaudited Consolidated Pro Forma Financial Information